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                                                                   EXHIBIT 21.01

                          VERITAS SOFTWARE CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

                                                              JURISDICTION OF
                   SUBSIDIARY LEGAL NAME                       INCORPORATION
                   ---------------------                      ---------------
North America:
  VERITAS Software Corporation..............................  Delaware
  VERITAS Software Corporation..............................  Canada
Europe:
  VERITAS Software Corporation (UK) Ltd.....................  United Kingdom
  VERITAS Software Benelux B.V..............................  Netherlands
  VERITAS Software S.A......................................  France
  VERITAS Software Vertriebs Gmbh...........................  Germany
  VRTS Software Corporation Sweden AB.......................  Sweden
  VERITAS Software GmbH.....................................  Switzerland
  VERITAS Software India Pvt. Ltd...........................  India
Other:
  VERITAS Software Japan K.K................................  Japan
  VERITAS Software Corporation..............................  Hong Kong
  OpenVision Australia Pty. Ltd. ...........................  Australia

     All subsidiaries of the registrant are wholly owned and do business under their legal names.